PURCHASE AGREEMENT AND ASSIGNMENT

                                      among

                     EMERGENT MORTGAGE HOLDINGS CORPORATION
                                  as Purchaser

                             EMERGENT MORTGAGE CORP.
                                    as Seller
                                       and

                              EMERGENT GROUP, INC.

                                   dated as of

                                  March 1, 1998

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I DEFINITIONS.........................................................1

   SECTION 1.1    GENERAL.....................................................1
   SECTION 1.2    SPECIFIC TERMS..............................................1
   SECTION 1.3    USAGE OF TERMS..............................................2
   SECTION 1.4    CERTAIN REFERENCES..........................................2
   SECTION 1.5    NO RECOURSE.................................................2
   SECTION 1.6    ACTION BY OR CONSENT OF CERTIFICATEHOLDERS..................2
   SECTION 1.7    MATERIAL ADVERSE EFFECT.....................................3

ARTICLE II CONVEYANCE OF THE MORTGAGE LOANS AND THE OTHER CONVEYED
PROPERTY......................................................................3

   SECTION 2.1    CONVEYANCE OF THE MORTGAGE LOANS............................3
   SECTION 2.2    PURCHASE PRICE..............................................3

ARTICLE III REPRESENTATIONS AND WARRANTIES....................................3

   SECTION 3.1    REPRESENTATIONS AND WARRANTIES OF THE SELLER................3
   SECTION 3.2    REPRESENTATIONS AND WARRANTIES OF PURCHASER.................6
   SECTION 3.3    INDEMNIFICATION.............................................8
   SECTION 3.4    REPRESENTATIONS AND WARRANTIES OF EMERGENT GROUP............9

ARTICLE IV COVENANTS OF THE SELLER...........................................10

   SECTION 4.1    PROTECTION OF TITLE OF PURCHASER, THE DEPOSITOR AND
                  THE TRUST..................................................10
   SECTION 4.2    OTHER LIENS OR INTERESTS...................................12
   SECTION 4.3    COSTS AND EXPENSES.........................................12

ARTICLE V REPURCHASES........................................................12

   SECTION 5.1    REPURCHASE OF MORTGAGE LOANS UPON BREACH OF WARRANTY.......12
   SECTION 5.2    REASSIGNMENT OF PURCHASED MORTGAGE LOANS...................13
   SECTION 5.3    WAIVERS....................................................13

ARTICLE VI MISCELLANEOUS.....................................................13

   SECTION 6.1    LIABILITY OF THE SELLER....................................13
   SECTION 6.2    MERGER OR CONSOLIDATION OF ANY SELLER OR PURCHASER.........14
   SECTION 6.3    LIMITATION ON LIABILITY OF THE SELLER AND OTHERS...........14
   SECTION 6.4    AMENDMENT..................................................14
   SECTION 6.5    NOTICES....................................................15
   SECTION 6.6    MERGER AND INTEGRATION.....................................16
   SECTION 6.7    SEVERABILITY OF PROVISIONS.................................16
   SECTION 6.8    INTENTION OF THE PARTIES...................................16
   SECTION 6.9    GOVERNING LAW..............................................16
   SECTION 6.10   COUNTERPARTS...............................................16
   SECTION 6.11   CONVEYANCE OF THE MORTGAGE LOANS AND THE OTHER CONVEYED
                  PROPERTY TO THE TRUST......................................17
   SECTION 6.12   NONPETITION COVENANT.......................................17
   SECTION 6.13   MISCELLANEOUS..............................................17


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Schedules

Schedule A -  Schedule of Mortgage Loans Conveyed

Schedule B -  Schedule of Representations


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                        PURCHASE AGREEMENT AND ASSIGNMENT

                  THIS PURCHASE AGREEMENT AND ASSIGNMENT, dated as of March 1, 1998, executed among Emergent Mortgage Holdings Corporation, a Delaware corporation (the "Purchaser"), Emergent Mortgage Corp., a South Carolina corporation (the "Seller") and Emergent Group, Inc., a South Carolina corporation ("Emergent Group").

                              W I T N E S S E T H:

                  WHEREAS, Purchaser has agreed to purchase from Seller, and Seller, pursuant to this Agreement, is transferring to Purchaser the Mortgage Loans and Other Conveyed Property.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is acknowledged, Purchaser and Seller, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  Section 1.1 General. The specific terms defined in this
Article include the plural as well as the singular. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement (defined herein).

                  Section 1.2 Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  "Agreement" shall mean this Purchase Agreement and Assignment and all amendments hereof and supplements hereto.

                  "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind other than tax liens, mechanics liens and liens that attach to a Mortgaged Property by operation of law.

                  "Mortgage Loans" means the mortgage loans listed on the Schedule of Mortgage Loans Conveyed which were identified as of March 1, 1998 and any mortgage loan substituting or replacing a Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement.

                  "Other Conveyed Property" means all monies at any time paid or payable on the Mortgage Loans or in respect thereof after the Cut-off Date (including amounts due on or before the Cut-off Date but received by the Seller after the Cut-off Date), the insurance policies relating to the Mortgage Loans and all Insurance Proceeds, the Mortgage Files, and any REO Property, together with all collections thereon and proceeds thereof.

                  "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of March 1, 1998, among Prudential Securities Secured Financing Corporation, as Depositor, Emergent Mortgage Corp., as Servicer, First Union National Bank, as Trust Administrator, and Wilmington Trust Company, as Trustee, as the same may be amended, modified or supplemented from time to time.

                  "Purchaser" means Emergent Mortgage Holdings Corporation.

                  "Related Documents" means the Unaffiliated Seller's Agreement, the Insurance Agreement and the Indemnification Agreement among the Seller, the Purchaser, Prudential Securities Incorporated, the Depositor, Emergent Group and Financial Securities Assurance Corporation relating to the Policy.

                  "Schedule of Mortgage Loans Conveyed" means the schedule of Mortgage Loans and related mortgage notes attached hereto as Schedule A.

                  "Schedule of Representations" means the Schedule of Representations and Warranties attached hereto as Schedule B.

                  "Seller Repurchase Event" means with respect to the Seller, the occurrence of a breach of any of Seller's representations and warranties under Schedule B hereto.

                  "Seller" means Emergent Mortgage Corp.

                  Section 1.3 Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Pooling and Servicing Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

                  Section 1.4 Certain References. All references to the Stated Principal Balance of a Mortgage Loan as of a Record Date shall refer to the close of business on such day, or as of the first day of a Collection Period shall refer to the opening of business on such day. All references to the last day of a Collection Period shall refer to the close of business on such day

                  Section 1.5 No Recourse. Without limiting the obligations of Seller hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of the Seller, or of any predecessor or successor of the Seller.

                  Section 1.6 Action by or Consent of Certificateholders. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Certificateholders, such provision shall be deemed to refer to Certificateholders of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by


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Certificateholders. Solely for the purposes of any action to be taken, or consented to, by Certificateholders, any Certificate registered in the name of the Seller or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite Percentage Interest necessary to effect any such action or consent has been obtained; provided, however, that, solely for the purpose of determining whether the Trustee or Trust Administrator is entitled to rely upon any such action or consent, only Certificates which the Trustee or Trust Administrator knows to be so owned shall be so disregarded.

                  Section 1.7 Material Adverse Effect. Whenever a determination is to be made under this Agreement as to whether a given event, action, course of conduct or set of facts or circumstances could or would have a material adverse effect on the Trust Fund or the Certificateholders (or any similar or analogous determination), such determination shall be made without taking into account the funds available from claims under the Policy.

                                   ARTICLE II

                        CONVEYANCE OF THE MORTGAGE LOANS
                         AND THE OTHER CONVEYED PROPERTY

                  Section 2.1 Conveyance of the Mortgage Loans. Subject to the terms and conditions of this Agreement, the Seller hereby sells, to Purchaser without recourse (but without limitation of its obligations in this Agreement), and Purchaser hereby purchases, all right, title and interest of the Seller in and to the Mortgage Loans and the Other Conveyed Property relating thereto. It is the intention of the Seller and Purchaser that the transfer and assignment contemplated by this Agreement shall constitute a sale of such Mortgage Loans and the Other Conveyed Property relating thereto from the Seller to Purchaser, conveying good title thereto free and clear of any Liens, and such Mortgage Loans and Other Conveyed Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law.

                  Section 2.2 Purchase Price. Simultaneously with the conveyance of the Mortgage Loans and the Other Conveyed Property relating thereto to Purchaser, Purchaser has paid or caused to be paid to or upon the order of Seller, as full consideration therefor, $62,945,048.26, less certain expenses, by wire transfer of immediately available funds (representing the proceeds to Purchaser from the sale of the Mortgage Loans to the Depositor).

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  Section 3.1 Representations and Warranties of the Seller. Seller makes the following representations and warranties, on which Purchaser relies in purchasing the Mortgage Loans and the Other Conveyed Property and in transferring the Mortgage Loans and the Other Conveyed Property to the


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

Depositor under the Unaffiliated Seller's Agreement, on which the Depositor will rely in transferring the Mortgage Loans and the Other Conveyed Property to the Trustee, or Trust Administrator on behalf of the Trustee, under the Pooling and Servicing Agreement and on which the Certificate Insurer will rely in issuing the Policy. Such representations are made (i) as of the execution and delivery of this Agreement and (ii) as of the Closing Date, but shall survive the sale, transfer and assignment of the Mortgage Loans and the Other Conveyed Property hereunder, the sale, transfer and assignment thereof by the Seller to the Depositor under the Unaffiliated Seller's Agreement and the sale, transfer and assignment thereof by the Depositor to the Trustee, or Trust Administrator on behalf of the Trustee, under the Pooling and Servicing Agreement. Seller and Purchaser agree that Purchaser will assign to the Depositor all of Purchaser's rights under this Agreement, the Depositor will assign to the Trustee, or Trust Administrator on behalf of the Trustee, all of Purchaser's rights under this Agreement and that the Trustee, or Trust Administrator on behalf of the Trustee, will thereafter be entitled to enforce this Agreement directly against the Seller in the Trustee, or Trust Administrator on behalf of the Trustee's or Trust Administrator's own name on behalf of the Certificateholders and the Certificate Insurer.

            (a) Schedule of Representations. The representations and warranties made by the Seller and set forth on the Schedule of Representations are true and correct;

            (b) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of South Carolina, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

            (c) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification;

            (d) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the Mortgage Loans and Other Conveyed Property to be sold and assigned to and deposited with Purchaser hereunder and has duly authorized such sale and assignment to Purchaser by all necessary corporate action and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action;

            (e) No False Statement. Neither this Agreement nor the information contained in the Prospectus Supplement, other than under the captions "The Insurer" and "Plan of Distribution," nor any statement, report or other document prepared by the Seller and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement or alleged untrue statement of any material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading;


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            (f) Valid Sale; Binding Obligations. This Agreement has been duly executed and delivered, shall effect a valid sale, transfer and assignment of the Mortgage Loans and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller, and this Agreement constitutes the legal, valid and binding obligation of the Seller enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

            (g) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement does not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Seller, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties, or in any way materially adversely affect the interest of the Certificateholders, the Trustee or the Trust Administrator in any Mortgage Loan, or affect the Seller's ability to perform its obligations under this Agreement;

            (h) No Proceedings. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, (iv) involving the Seller or which might adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates or (v) that could have a material adverse effect on the Mortgage Loans. To the Seller's knowledge, there are no proceedings or investigations pending or threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties relating to the Seller which might adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates;

            (i) No Consents. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement except such consents as have been obtained;


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

            (j) Approvals. All approvals, authorizations, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby have been or will be taken or obtained on or prior to the Closing Date; and

            (k) Chief Executive Office. The chief executive office of Emergent Mortgage Corp. is located at 15 S. Main Street, Suite 750, Greenville, South Carolina 29601.

                  Section 3.2 Representations and Warranties of Purchaser. Purchaser makes the following representations and warranties, on which Seller relies in selling, assigning, transferring and conveying the Mortgage Loans and the Other Conveyed Property to Purchaser hereunder. Such representations are made (i) as of the execution and delivery of this Agreement and (ii) as of the Closing Date, but shall survive the sale, transfer and assignment of the Mortgage Loans and the Other Conveyed Property hereunder, the sale, transfer and assignment thereof by Purchaser to the Depositor under the Unaffiliated Seller's Agreement and the sale, transfer and assignment thereof by the Depositor to the Trustee, or the Trust Administrator on behalf of the Trustee, under the Pooling and Servicing Agreement.

            (a) Organization and Good Standing. Purchaser has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Mortgage Loans and the Other Conveyed Property, and to transfer the Mortgage Loans and the Other Conveyed Property to the Depositor pursuant to the Unaffiliated Seller's Agreement;

            (b) Due Qualification. Purchaser is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Purchaser's ability to acquire the Mortgage Loans or the Other Conveyed Property or the validity or enforceability of the Mortgage Loans and the Other Conveyed Property or to perform Purchaser's obligations hereunder and under the Related Documents;

            (c) Power and Authority. Purchaser has the power, authority and legal right to execute and deliver this Agreement and to carry out the terms hereof and to acquire the Mortgage Loans and the Other Conveyed Property hereunder; and the execution, delivery and performance of this Agreement and all of the documents required pursuant hereto have been duly authorized by Purchaser by all necessary action;

            (d) No Consent Required. Purchaser is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement and the Related Documents, except for such as have been obtained, effected or made;


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

            (e) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles;

            (f) No Violation. The execution, delivery and performance by Purchaser of this Agreement, the consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents do not and will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of Purchaser, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which Purchaser is a party or by which Purchaser is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than the Unaffiliated Seller's Agreement, or violate any law, order, rule or regulation, applicable to Purchaser or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over Purchaser or any of its properties; and

            (g) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of Purchaser, threatened against Purchaser, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over Purchaser or its properties: (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Purchaser of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) that may adversely affect the federal or state income tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Mortgage Loans and the Other Conveyed Property hereunder or the transfer by Purchaser of the Mortgage Loans and the Other Conveyed Property to the Depositor pursuant to the Unaffiliated Seller's Agreement.

In the event of any breach of a representation and warranty made by Purchaser hereunder, the Seller covenants and agrees that it will take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all pass-through certificates or other similar securities issued by the Trust Fund, or a trust or similar vehicle formed by Purchaser, have been paid in full. The Seller and Purchaser agree that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by Purchaser or by the Trustee or the Trust Administrator on behalf of the Trust Fund.


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

                  Section 3.3 Indemnification.

            (a) The Seller shall defend, indemnify and hold harmless Purchaser, the Depositor, the Trustee, the Trust Administrator, the Certificateholders and the Certificate Insurer from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from any breach of any of the Seller's representations and warranties contained herein;

            (b) The Seller shall defend, indemnify and hold harmless Purchaser, the Depositor, the Trustee, the Trust Administrator, the Certificateholders and the Certificate Insurer from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting, from the use, ownership or operation by the Seller or any affiliate thereof of a Mortgaged Property;

            (c) The Seller will defend and indemnify Purchaser, the Depositor, the Trustee, the Trust Administrator, the Certificate Insurer and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from any action taken, or any action failed to be taken that is required to be taken under this Agreement, by it in respect of any portion of the Trust Fund other than in accordance with this Agreement;

            (d) The Seller agrees to pay, and shall defend, indemnify and hold harmless Purchaser, the Depositor, the Trustee, the Trust Administrator, the Certificateholders and the Certificate Insurer from and against any taxes that may at any time be asserted against Purchaser, the Depositor, the Trustee, the Trust Administrator, the Certificateholders or the Certificate Insurer with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but, not including any taxes asserted with respect to, and as of the date of, the sale, transfer and assignment of the Mortgage Loans and the Other Conveyed Property to Purchaser, the conveyance of the Mortgage Loans or Other Conveyed Property under the Unaffiliated Seller's Agreement and the conveyance of the Trust Fund to the Trustee, or the Trust Administrator on behalf of the Trustee, or the issuance and original sale of the Certificates, or asserted with respect to ownership of the Mortgage Loans and Other Conveyed Property or the Trust Fund which shall be indemnified by each Seller pursuant to clause (e) below, or federal, state or other income taxes, arising out of distributions on the Certificates or transfer taxes arising in connection with the transfer of Certificates) and costs and expenses in defending against the same, arising by reason of the acts to be performed by the Seller under this Agreement or imposed against such Persons;

            (e) The Seller agrees to pay, and to indemnify, defend and hold harmless Purchaser, the Depositor, the Trustee, the Trust Administrator, the Certificateholders and the Certificate Insurer from, any taxes which may at any time be asserted against such Persons with respect to, and as of the date of, the conveyance or ownership of the Mortgage Loans or the Other Conveyed Property hereunder, the conveyance or ownership of the Mortgage Loans or Other Conveyed Property under the Unaffiliated Seller's Agreement and the conveyance or ownership of the Trust Fund under the Pooling


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

      and Servicing Agreement or the issuance and original sale of the Certificates, including, without limitation, any sales, gross receipts, personal property, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes, arising out of the transactions contemplated hereby or transfer taxes arising in connection with the transfer of Certificates) and costs and expenses in defending against the same, arising by reason of the acts to be performed by each Seller under this Agreement or imposed against such Persons;

            (f) The Seller shall defend, indemnify, and hold harmless Purchaser, the Depositor, the Trustee, the Trust Administrator, the Certificateholders and the Certificate Insurer from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon Purchaser, the Depositor, the Trustee, the Trust Administrator, the Certificateholders and the Certificate Insurer through, the negligence, willful misfeasance, or bad faith of the Seller in the performance of its duties under this Agreement or by reason of reckless disregard of each Seller's obligations and duties under this Agreement;

            (g) The Seller shall indemnify, defend and hold harmless Purchaser, the Depositor, the Trustee, the Trust Administrator, the Certificate Insurer and the Certificateholders from and against any loss, liability or expense incurred by reason of the violation by the Seller of federal or state securities laws in connection with the registration or the sale of the Certificates; and

            (h) The Seller shall indemnify, defend and hold harmless Purchaser, the Depositor, the Trustee, the Trust Administrator, the Certificate Insurer and the Certificateholders from and against any loss, liability or expense imposed upon, or incurred by, Purchaser, the Depositor, the Trustee, the Trust Administrator, the Certificate Insurer or the Certificateholders as a result of the failure of any Mortgage Loan, or the sale of the related Mortgage Property to comply with all requirements of applicable law.

                  Indemnification under this Section 3.3 shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive termination of the Trust Fund. The indemnity obligations hereunder shall be in addition to any obligation that the Seller may otherwise have.

                  Section 3.4 Representations and Warranties of Emergent Group. Emergent Group hereby represents and warrants to the Purchaser as of the date of execution of this Agreement and as of the Closing Date, that:

            (a) Emergent Group is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina;

            (b) Emergent Group has the corporate power and authority to execute, deliver and perform, and to enter into and consummate all the transactions contemplated by this Agreement;


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

            (c) This Agreement has been duly and validly authorized, executed and delivered by Emergent Group, and constitutes the legal, valid and binding agreement of Emergent Group, enforceable against Emergent Group in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by Emergent Group with this Agreement or the consummation by it of any of the transactions contemplated hereby or thereby, except such as have been made on or prior to the Closing Date; and

            (e) None of the execution and delivery of this Agreement, the consummation of the other transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with the charter or bylaws of Emergent Group or conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under, any term, condition or provision of any material indenture, deed of trust, contract or other agreement or other instrument to which Emergent Group is a party or by which it is bound and which is material to Emergent Group, or (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree of any court or governmental authority having jurisdiction over Emergent Group.

                                   ARTICLE IV

                             COVENANTS OF THE SELLER

                  Section 4.1 Protection of Title of Purchaser, the Depositor and the Trust.

            (a) At or prior to the Closing Date, the Seller shall have filed or caused to be filed a UCC-1 financing statement, executed by the Seller as seller or debtor, naming Purchaser as purchaser or secured party and describing the Mortgage Loans and the Other Conveyed Property being sold by it to Purchaser as collateral, with the office of the Secretary of State of the State of South Carolina and in such other locations as Purchaser shall have required. From time to time thereafter, the Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of Purchaser under this Agreement, of the Depositor under the Unaffiliated Seller's Agreement and of the Trustee and the Trust Administrator under the Pooling and Servicing Agreement in the Mortgage Loans and the Other Conveyed Property, as the case may be, and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to Purchaser, the Depositor, the Trustee, the Trust Administrator, and the Certificate Insurer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that each

      Seller fails to perform its obligations under this subsection, Purchaser, the Depositor, the Trustee or the Trust Administrator may do so, at the expense of the Seller.

            (b) The Seller shall not change its name, identity, or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Seller (or by Purchaser, the Trustee or the Trust Administrator on behalf of the Seller) in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless the Seller shall have given Purchaser, the Depositor, the Trustee, the Trust Administrator and the Certificate Insurer at least 60 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

                  (i) The parties hereto consent to the change in the Seller's name on or about March 31, 1998 to HomeGold, Inc., and waive all notice requirements, provided that appropriate amendments to all previously filed financing statements and continuation statements are filed as required herein.

            (c) The Seller shall give Purchaser, the Depositor, the Certificate Insurer (so long as an Insurer Default shall not have occurred and be continuing), the Trustee and the Trust Administrator at least 60 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Seller shall at all times maintain each office from which it services Mortgage Loans and its principal executive office within the United States of America.

            (d) The Seller shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Mortgage Loans to Purchaser, the conveyance of the Mortgage Loans by Purchaser to the Depositor and the conveyance of the Mortgage Loans by the Depositor to the Trustee or the Trust Administrator on behalf of the Certificateholders and the Certificate Insurer, the Seller's master computer records (including archives) that shall refer to a Mortgage Loan indicate clearly that such Mortgage Loan has been sold to Purchaser and has been conveyed by Purchaser to the Depositor and by the Depositor to the Trustee or the Trust Administrator on behalf of the Certificateholders and the Certificate Insurer. Indication of the Trustee's or Trust Administrator's ownership of a Mortgage Loan shall be deleted from or modified on each Seller's computer systems when, and only when, the Mortgage Loan shall become a Deleted Mortgage Loan, shall have been repurchased or shall have been paid in full.

            (e) If at any time the Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in mortgage loans to any prospective purchaser, lender or other transferee, the Seller shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Mortgage Loan shall indicate clearly that such Mortgage Loan has been sold to Purchaser, sold by Purchaser to the Depositor, and is owned by the Trust Fund.

                  Section 4.2 Other Liens or Interests. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Mortgage Loans or the Other Conveyed Property or any interest therein, and the Seller shall defend the right, title, and interest of Purchaser, the Depositor, the Trustee and Trust Administrator in and to the Mortgage Loans and the Other Conveyed Property against all claims of third parties claiming through or under the Seller.

                  Section 4.3 Costs and Expenses. The Seller shall pay all reasonable costs and disbursements in connection with the performance of its obligations hereunder and its Related Documents.

                                   ARTICLE V

                                   REPURCHASES

                  Section 5.1 Repurchase of Mortgage Loans Upon Breach of Warranty.

            (a) Upon the occurrence of a Seller Repurchase Event, the Seller shall, unless such breach shall have been cured in all material respects, repurchase the related Mortgage Loan within 60 days following discovery or notice to the Seller of such breach pursuant to Section 2.03 of the Pooling and Servicing Agreement and the Seller shall pay the Purchase Price to the Trust Administrator on behalf of the Trustee as provided in the Pooling and Servicing Agreement. In lieu of repurchasing any such Mortgage Loan, the Seller may cause such Mortgage Loan to be removed from the Trust Fund and substitute one or more Qualified Substitute Mortgage Loans in the manner provided in Section 2.04 of the Pooling and Servicing Agreement. To the extent the Seller fails to effect its repurchase obligation, Emergent Group shall repurchase the related Mortgage Loan and pay the Purchase Price to the Trust Administrator on behalf of the Trustee on such date. The provisions of this Section 5.1 are intended to grant the Trustee and the Trust Administrator a direct right against the Seller to demand performance hereunder, and in connection therewith the Seller and Emergent Group waive any requirement of prior demand against the Depositor or Purchaser with respect to such repurchase or substitution obligation. Any such purchase or substitution resulting from a Seller Repurchase Event shall take place in the manner specified in Section 2.04 of the Pooling and Servicing Agreement. Notwithstanding any other provision of this Agreement or the Pooling and Servicing Agreement to the contrary, the obligation of the Seller and Emergent Group under this Section shall be performed in accordance with the terms hereof notwithstanding the failure of the Servicer, the Unaffiliated Seller and the Depositor to perform any of their respective obligations with respect to such Mortgage Loan under the Pooling and Servicing Agreement.

            (b) In addition to the foregoing, the Seller shall promptly purchase from Purchaser (or provide for the substitution of a Qualified Substitute Mortgage Loan) any Mortgage Loan repurchased by Purchaser (in its capacity as Seller under the Unaffiliated Seller's Agreement) upon the occurrence of an Unaffiliated Seller Repurchase Event (as defined therein) involving a breach by Purchaser (in its capacity as Seller under the

      Unaffiliated Seller's Agreement) pursuant to Section 3.05 of the Unaffiliated Seller's Agreement.

            (c) In addition to the foregoing and notwithstanding whether the related Mortgage Loan shall have been purchased by the Seller or Emergent Group, the Seller shall indemnify the Trustee, the Trust Administrator, the Depositor, the Certificate Insurer and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to a repurchase or substitution under
      Section 2.04 of the Pooling and Servicing Agreement Section 3.05 of the Unaffiliated Seller's Agreement or this Section 5.1 hereof.

                  Section 5.2 Reassignment of Purchased Mortgage Loans. Upon deposit in the Collection Account of the Purchase Price of any Mortgage Loan repurchased by the Seller or the substitution of a Qualified Substitute Mortgage Loan under Section 5.1 hereof, the Servicer and the Trustee, or the Trust Administrator on behalf of the Trustee, shall take such steps as may be reasonably requested by the Seller in order to assign to the Seller all of Purchaser's, the Depositor's, the Trustee's and the Trust Administrator's right, title and interest in and to such repurchased Mortgage Loan or Mortgage Loan for which substitution was made and all security and documents and all Other Conveyed Property conveyed to Purchaser, the Depositor and the Trustee, or the Trust Administrator on behalf of the Trustee, directly relating thereto, without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of Purchaser, the Depositor, the Trustee or the Trust Administrator. Such assignment shall be a sale and assignment outright, and not for security. If, following the reassignment of a Mortgage Loan, in any enforcement suit or legal proceeding, it is held that the Seller may not enforce any such Mortgage Loan on the ground that it shall not be a real party in interest or a holder entitled to enforce the Mortgage Loan, the Servicer and the Trustee, or the Trust Administrator on behalf of the Trustee, shall, at the expense of the Seller, take such steps as the Seller deems reasonably necessary to enforce the Mortgage Loan, including bringing suit in Purchaser's, the Trustee's or the Trust Administrator's name or the names of the Certificateholders.

                  Section 5.3 Waivers. No failure or delay on the part of Purchaser, the Depositor, the Trustee or the Trust Administrator as assignee of Purchaser, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  Section 6.1 Liability of the Seller. The Seller shall be liable in accordance herewith only to the extent of the obligations in this Agreement specifically undertaken by the Seller and its representations and warranties.

                  Section 6.2 Merger or Consolidation of Any Seller or Purchaser. Any corporation or other entity (i) into which the Seller, Purchaser or Emergent Group may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Seller, Purchaser or Emergent Group is a party or
(iii) succeeding to the business of the Seller, Purchaser or Emergent Group, in the case of Purchaser, which corporation has a certificate of incorporation containing provisions relating to limitations on business and other matters substantively identical to those contained in Purchaser's certificate of incorporation, and in each of the foregoing cases such corporation shall execute an agreement of assumption to perform every obligation of the Seller, Purchaser or Emergent Group, as the case may be, under this Agreement, provided that, whether or not such assumption agreement is executed, shall be the successor to the Seller, Purchaser or Emergent Group, as the case may be, hereunder (without relieving the Seller, Purchaser or Emergent Group of its responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further act by any of the parties to this Agreement. Notwithstanding the foregoing, so long as a Certificate Insurer Default shall not have occurred and be continuing, Purchaser shall not merge or consolidate with any other Person or permit any other Person to become the successor to Purchaser's business without the prior written consent of the Certificate Insurer. The Seller, Purchaser or Emergent Group shall promptly inform the other party, the Trustee, the Trust Administrator and, so long as a Certificate Insurer Default shall not have occurred and be continuing, the Certificate Insurer of such merger, consolidation or purchase and assumption. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Sections 3.1, 3.2 and 3.4 or covenant made pursuant to Section 3.3, shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an event of default under the Insurance Agreement, shall have occurred and be continuing,
(y) the Seller, Purchaser or Emergent Group, as applicable, shall have delivered to the Trustee and the Trust Administrator an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.2 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Seller, Purchaser or Emergent Group, as applicable, shall have delivered to the Trustee and the Trust Administrator an Opinion of Counsel, stating, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trustee and the Trust Administrator in the Trust Fund and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

                  Section 6.3 Limitation on Liability of the Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement or its Related Documents and that in its opinion may involve it in any expense or liability.

                  Section 6.4 Amendment.

            (a) This Agreement may be amended by the Seller, Purchaser and Emergent Group, with the prior written consent of the Certificate Insurer (so long as a Certificate Insurer Default shall not have occurred and be continuing) but without the consent of the Trustee, the Trust Administrator or any of the Certificateholders (unless a Certificate Insurer Default shall have occurred, in which event the consent of the Certificateholders with Voting Rights equal to or in excess of 50% of the Voting Rights shall be obtained) (i) to cure any ambiguity or (ii) to correct any provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee and the Trust Administrator, adversely affect in any material respect the interests of any Certificateholder.

            (b) This Agreement may also be amended from time to time by the Seller, Purchaser and Emergent Group with the prior written consent of the Certificate Insurer (so long as a Certificate Insurer Default shall not have occurred and be continuing) and with the consent of the Trustee, the Trust Administrator and Certificateholders having Voting Rights equal to or in excess of 50%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Mortgage Loans or distributions that shall be required to be made on any Certificate or the Pass-Through Rates or (ii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Certificates then outstanding.

            (c) Prior to the execution of any such amendment or consent, Emergent Group shall have furnished written notification of the substance of such amendment or consent to each Rating Agency.

            (d) Promptly after the execution of any such amendment or consent, the Trustee, or the Trust Administrator on behalf of the Trustee, shall furnish written notification of the substance of such amendment or consent to each Certificateholder.

            (e) It shall not be necessary for the consent of Certificateholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee, or the Trust Administrator on behalf of the Trustee, may prescribe, including the establishment of record dates. The consent of any Holder of a Certificate given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate and of any Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate.

                  Section 6.5 Notices. All demands, notices and communications to any of the Seller, Purchaser or Emergent Group hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt (a) in the case of the Seller, to Emergent Mortgage Corp., 15 South Main Street, Suite 750, Greenville, South Carolina 29601, Attention: Laird Minor, (b) in the case of Emergent Group, to Emergent Group, Inc., 15 South Main Street, Suite 750, Greenville, South Carolina 29601, Attention: Kevin J. Mast, or (c) in the case of Purchaser, to Emergent Mortgage Holdings Corporation, 44 East Camperdown Way, Greenville, South Carolina 29601, Attention: William P. Crawford, Jr.

                  Section 6.6 Merger and Integration. Except as specifically stated otherwise herein, this Agreement, the Pooling and Servicing Agreement and the Related Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement, the Pooling and Servicing Agreement and the Related Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

                  Section 6.7 Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  Section 6.8 Intention of the Parties. The execution and delivery of this Agreement shall constitute an acknowledgment by the Seller and Purchaser that they intend that the assignment and transfer herein contemplated constitute a sale and assignment outright, and not for security, of the Mortgage Loans and the Other Conveyed Property conveying good title thereto free and clear of any Liens, from the Seller to Purchaser, and that none of the Mortgage Loans and the Other Conveyed Property shall be a part of the Seller's estate in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to, the Seller. In the event that such conveyance is determined to be made as security for a loan made by Purchaser, the Depositor, the Trustee, the Trust Administrator or the Certificateholders to the Seller, as applicable, the parties intend that the Seller shall have granted to Purchaser a security interest in all right, title and interest in and to the Mortgage Loans and the Other Conveyed Property conveyed pursuant to Section 2.1 hereof, and that this Agreement shall constitute a security agreement under applicable law.

                  Section 6.9 Governing Law. This Agreement shall be construed in accordance with, the laws of the State of New York without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

                  Section 6.10 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  Section 6.11 Conveyance of the Mortgage Loans and the Other Conveyed Property to the Trust. The Seller acknowledges that Purchaser intends, pursuant to the Unaffiliated Seller's Agreement, to convey the Mortgage Loans and the Other Conveyed Property relating thereto, together with its respective rights under this Agreement, to the Depositor on the date hereof, and that the Depositor intends, pursuant to the Pooling and Servicing Agreement, to convey such Mortgage Loans and the Other Conveyed Property, together with its respective rights under this Agreement, to the Trustee, or the Trust Administrator on behalf of the Trustee, on the date hereof. The Seller acknowledges and consents to such conveyance and waives any further notice thereof and covenants and agrees that the representations and warranties of the Seller contained in this Agreement and the rights of Purchaser hereunder are intended to benefit the Depositor, the Certificate Insurer, the Trustee, the Trust Administrator and the Certificateholders. In furtherance of the foregoing, the Seller covenants and agrees to perform its duties and obligations hereunder, in accordance with the terms hereof for the benefit of the Depositor, the Certificate Insurer, the Trustee, the Trust Administrator and the Certificateholders and that, notwithstanding anything to the contrary in this Agreement, the Seller shall be directly liable to the Trustee, the Trust Administrator, the Certificate Insurer and the Certificateholders (notwithstanding any failure by the Servicer or Purchaser to perform its duties and obligations hereunder or under the Pooling and Servicing Agreement) and that the Trustee, or the Trust Administrator on behalf of the Trustee, may enforce the duties and obligations of the Seller under this Agreement against the Seller for the benefit of the Certificate Insurer, the Trustee, the Trust Administrator and the Certificateholders.

                  Section 6.12 Nonpetition Covenant. Until one year and one day after the termination of the Trust Fund, neither the Seller, nor Emergent Group nor the Purchaser shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust Fund (or, in the case of the Seller and Emergent Group, against Purchaser) under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust Fund (or Purchaser) or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust Fund (or Purchaser).

                  Section 6.13 Miscellaneous. The parties agree that each of the Certificate Insurer, the Depositor, the Trustee and the Trust Administrator is an intended third-party beneficiary of this Agreement to the extent necessary to enforce the rights and to obtain the benefit of the remedies of the Purchaser under this Agreement which are assigned to the Depositor pursuant to the Unaffiliated Seller's Agreement and to the Trustee, or the Trust Administrator on behalf of the Trustee, for the benefit of the Certificateholders pursuant to the Pooling and Servicing Agreement and to the extent necessary to obtain the benefit of the enforcement of the obligations and covenants of the Seller under
Section 3.3 and 5.1 of this Agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                    EMERGENT MORTGAGE HOLDINGS
                                    CORPORATION, as Purchaser

                                    By:________________________________________
                                       Name:  Laird Minor
                                       Title: Vice President

                                    EMERGENT MORTGAGE CORP., as Seller

                                    By:________________________________________
                                       Name:  Laird Minor
                                       Title: Executive Vice President

                                    EMERGENT GROUP, INC.

                                    By:________________________________________
                                       Name:  Laird Minor
                                       Title:

            [Signature Page to the Purchase Agreement and Assignment]

                       SCHEDULE OF MORTGAGE LOANS CONVEYED

                                   SCHEDULE A

                                                                      SCHEDULE B

                           SCHEDULE OF REPRESENTATIONS

                  1. The information with respect to each Mortgage Loan set forth in the Schedule of Mortgage Loans is true and correct as of the related Cut-off Date;

                  2. All of the original or certified documentation required to be delivered to the Trustee, or the Trust Administrator on behalf of the Trustee, pursuant to the Pooling and Servicing Agreement (including all material documents related thereto) with respect to each Mortgage Loan has been or will be delivered to the Trustee, or the Trust Administrator on behalf of the Trustee, in accordance with the terms of such Pooling and Servicing Agreement. Each of the documents and instruments specified to be included therein has been duly executed and in due and proper form, and each such document or instrument is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

                  3. Each Mortgaged Property is improved by a single (one-to-four) family residential dwelling, which may include condominiums, townhouses and units in planned unit developments, or manufactured housing, but shall not include cooperatives;

                  4. No Mortgage Loan had a Loan-to-Value Ratio in excess of 90.000%;

                  5. Each Mortgage is a valid and subsisting first lien of record on the Mortgaged Property subject in all cases to the exceptions to title set forth in the title insurance policy, with respect to the related Mortgage Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

                  6. Immediately prior to the transfer and assignment herein contemplated, the Seller held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by it subject to no liens, charges, mortgages, encumbrances or rights of others except liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Purchaser will hold good and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no Liens, except Liens which will be released simultaneously with such transfer and assignment and subordinate Liens on the related Mortgaged Property;

                  7. As of the related Cut-off Date, no Mortgage Loan is 30 or more days delinquent.

                  8. There is no delinquent tax or assessment lien on any Mortgaged Property, and each Mortgaged Property is free of substantial damage and is in good repair;

                  9. There is no valid and enforceable right of rescission, offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the related Mortgagor to pay the unpaid principal of or interest on such Mortgage Note or the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  10. There is no mechanics' lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal with, the lien of the related Mortgage except those which are insured against by any title insurance policy referred to in paragraph 12 below;

                  11. Each Mortgage Loan at the time it was made complied in all material respects with all applicable state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act and other consumer protection laws, real estate settlement procedure, usury, equal credit opportunity, disclosure and recording laws;

                  12. With respect to each Mortgage Loan, a lender's title insurance policy, issued in standard American Land Title Association form, or other form acceptable in a particular jurisdiction by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, in an amount at least equal to the initial Stated Principal Balance of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first mortgage lien of record on the real property described in the related Mortgage, as the case may be, subject only to exceptions of the character referred to in paragraph 5 above, was effective on the date of the origination of such Mortgage Loan, and, as of the Cut-off Date such policy will be valid and thereafter such policy shall continue in full force and effect;

                  13. The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy (which may be a blanket policy of the type described in the related Pooling and Servicing Agreement) with a generally acceptable carrier that provides for fire and extended coverage representing coverage not less than the least of (A) the outstanding principal balance of the related Mortgage Loan and (B) the minimum amount required to compensate for damage or loss on a replacement cost basis;

                  14. If any Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy (which may be a blanket policy of the type described in the Pooling and Servicing Agreement) in a form meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the outstanding principal balance of the related Mortgage Loan and (B) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

                  15. Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan had full legal capacity to execute all documents relating to such Mortgage Loan and convey the estate therein purported to be conveyed;

                  16. The Seller has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the servicer in any insurance policies applicable to any Mortgage Loans delivered by the Seller including, to the extent such Mortgage Loan is not covered by a blanket policy described in the Pooling and Servicing Agreement, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the servicer;

                  17. Each original Mortgage was recorded or is in the process of being recorded, and all subsequent assignments of the original Mortgage have been recorded (or are in the process of being recorded) in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof for the benefit of the Trustee, or the Trust Administrator on behalf of the Trustee, subject to the provisions of Section 2.02 of the Pooling and Servicing Agreement;

                  18. The terms of each Mortgage Note and each Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the owners and which has been delivered to the Trustee, or the Trust Administrator on behalf of the Trustee;

                  19. The proceeds of each Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording such Mortgage Loans have been paid;

                  20. Except as otherwise required by law or pursuant to the statute under which the related Mortgage Loan was made, the related Mortgage
Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

                  21. No Mortgage Loan was originated under a buydown plan;

                  22. No Mortgage Loan provides for negative amortization, has a shared appreciation feature, or other contingent interest feature;

                  23. Each Mortgaged Property is located in the state identified in the Schedule of Mortgage Loans and consists of one or more parcels of real property with a residential dwelling erected thereon;

                  24. Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

                  25. Any advances made after the date of origination of a Mortgage Loan but prior to the Cut-off Date, have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Schedule of Mortgage Loans. The consolidated principal amount does not exceed the original principal amount of the related Mortgage Loan. No Mortgage Note permits or obligates the Seller to make future advances to the related Mortgagor at the option of the Mortgagor;

                  26. There is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and each Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

                  27. All of the improvements of any Mortgaged Property lie wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property, and, if a title insurance policy exists with respect to such Mortgaged Property, are stated in such title insurance policy and affirmatively insured;

                  28. No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under the applicable law;

                  29. With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Seller or the Trust Fund to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

                  30. Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. There is no homestead or other exemption available which materially interferes with the right to sell the related Mortgaged Property at a trustee's sale or the right to foreclose the related Mortgage;

                   31. There is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Seller or the Purchaser has waived any default, breach, violation or event of acceleration;

                  32. No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part;

                  33. The credit underwriting guidelines applicable to each Mortgage Loan conform in all material respects to the Seller's underwriting guidelines;

                  34. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

                  35. The Seller has no actual knowledge that there exist on any Mortgaged Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation;

                  36. None of the Mortgage Loans shall be due from the United States of America or any State or from any agency, department, subdivision or instrumentality thereof;

                  37. At the Cut-off Date, no Mortgagor had been identified by the Seller as being the subject of a current bankruptcy proceeding;

                  38. By the Closing Date, the Seller will have caused the portions of the Seller's servicing records relating to the Mortgage Loans to be clearly and unambiguously marked to show that such Mortgage Loans have been sold to the Trust Fund and are owned by the Trust Fund in accordance with the terms of the Pooling and Servicing Agreement;

                  39. No Mortgage Loan was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Mortgage Loan under this Agreement or pursuant to transfers of the Certificates. The Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Mortgage Loans;

                  40. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trustee, or the Trust Administrator on behalf of the Trustee, a first priority perfected lien on, or ownership interest in, the Mortgage Loans and the proceeds thereof and the other property of the Trust Fund have been made, taken or performed;

                  41. The Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Mortgage Loan or otherwise to impair the rights of the Trust Fund and the Certificateholders in any Mortgage Loan or the proceeds thereof;

                  42. No Mortgage Loan is assumable (without the Seller's consent which consent has not been given) by another Person in a manner which would release the Mortgagor thereof from such Mortgagor's obligations to the Seller with respect to such Mortgage Loan;

                  43. With respect to the Mortgage Loans as of the Cut-off Date: the aggregated Stated Principal Balance was $63,027,521.83; each of the Stated Principal Balances was at least $9,850.00 but no more than $468,000.00: the average Stated Principal Balance was $65,173.62; the Mortgage Rates were at least 8.440% but no more than 15.954%; the weighted average Mortgage Rate was 11.005%; the original Loan-to-Value Ratios were at least 12.000% but no more than 90.000%; the weighted average original Loan-to-Value Ratio was 77.108%; the remaining terms to stated maturity were at least 48 months but no more than 360 months; the weighted average remaining term to stated maturity was approximately 208 months; the original terms to stated maturity were at least 48 months but no more than 361 months; the weighted average original term to stated maturity was approximately 209 months; and no more than 0.743% of the aggregate Stated Principal Balance of the Mortgage Loans are secured by Mortgaged Properties located in any one postal ZIP code area;

                  44. No selection procedures adverse to the Certificateholders or to the Certificate Insurer have been utilized in selecting such Mortgage Loan from all other similar Mortgage Loans originated by the Seller;

                  45. The related Mortgaged Property has not been subject to any foreclosure proceeding or litigation;

                  46. There was no fraud involved in the origination of the Mortgage Loan by the mortgagee or by the Mortgagor, any appraiser or any other party involved in the origination of the Mortgage Loan;

                  47. Each Mortgage File contains an appraisal of the Mortgaged Property indicating an appraised value equal to the appraised value of such Mortgaged Property on the Mortgage Loan Schedule. Each appraisal has been performed in accordance with the requirements of FNMA or FHLMC; and

                  48. Each Mortgage Loan is a "qualified mortgage" as defined in
Section 860G(a)(3) of the Code.